UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 29, 2004
(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	000-25331	91-1788300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 The Embarcadero, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On March 29, 2004, Critical Path, Inc. (the “Company”) issued a press release announcing the appointment of Mark Ferrer as the new Chief Executive Officer of the Company. The Company’s former Chief Executive Officer, William E. McGlashan, Jr., will continue his role as Chairman of the Board of Directors of the Company. The press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated March 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

Date: March 30, 2004	By	/s/ Michael J. Zukerman

Name: Michael J. Zukerman Title: Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release dated March 29, 2004.